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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2001

LIFE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

0-22193
(Commission File No.)

DELAWARE (State or Other Jurisdiction of Incorporation)	33-0743195 (IRS Employer Identification No.)
10540 Magnolia Avenue, Suite B, Riverside, CA (Address of Principal Executive Offices)	92503-1814 (Zip Code)

(909) 637-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 1 (b) Change of Control

    Life Financial Corporation (the "Company") has entered into an amended agreement with New Life Holdings to issue $12,000,000 in notes and warrants to purchase 1,166,400 shares, which, if exercised would represent 47% of the Company's common stock. The Note and Warrant Purchase Agreement and related documents are subject to shareholder and regulatory approvals. The amended agreement removed the majority of the conditions and covenants that must be met before the closing of the transaction. The Company simultaneously announced the termination of the Letter of Intent to merge with Vineyard National Bancorp.

    The closing of the transaction is expected to take place during the first quarter of 2002. The Company intends to utilize the proceeds from the issuance of the notes to infuse capital into Life Bank (the "Bank"), its wholly owned subsidiary, purchase certain assets from the Bank and settle other obligations.

ITEM 7. EXHIBITS

  1
  Press release dated November 26, 2001

  2
  Amended Note and Warrant Purchase Agreement

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIFE FINANCIAL CORPORATION
Dated: November 26, 2001	By:	/s/ STEVEN R. GARDNER Steven R. Gardner President and Chief Executive Officer

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SIGNATURES